Tax Smart Equity Fund, April 30, 2005 semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2005, Putnam Management has
assumed $3,646 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


74U1		Class A	11,989
		Class B	12,412
		Class C	3,431

74U2		Class M	416
		Class R	-
		Class Y	-

74V1		Class A	9.62
		Class B	9.22
		Class C	9.23

74V2		Class M	9.38
		Class R	-
		Class Y	-